Consent of Ernst & Young LLP, Independent
                       Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class I and Class II Shares' Prospectuses of Pioneer Bond VCT Portfolio, Pioneer Emerging Markets VCT Portfolio, Pioneer Equity Income VCT Portfolio, Pioneer Fund VCT Portfolio, Pioneer Growth Opportunities VCT Portfolio, Pioneer High Yield VCT Portfolio, Pioneer Ibbotson Moderate Allocation VCT Portfolio, Pioneer Mid Cap Value VCT Portfolio, Pioneer Real Estate Shares VCT Portfolio, Pioneer Strategic Income VCT Portfolio, the Class I Shares' Prospectus of Pioneer Money Market VCT Portfolio, and the Class II Shares' Prospectus of Pioneer Cullen Value VCT Portfolio and Pioneer Ibbotson Growth Allocation VCT Portfolio; and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm", and "Financial Statements" in the Class I and Class II Shares' Statement of Additional Information of Pioneer Bond VCT Portfolio, Pioneer Emerging Markets VCT Portfolio, Pioneer Equity Income VCT Portfolio, Pioneer Fund VCT Portfolio, Pioneer Growth Opportunities VCT Portfolio, Pioneer High Yield VCT Portfolio, Pioneer Ibbotson Growth Allocation VCT Portfolio, Pioneer Mid Cap Value VCT Portfolio, Pioneer Real Estate Shares VCT Portfolio, Pioneer Strategic Income VCT Portfolio, Pioneer Ibbotson Moderate Allocation VCT Portfolio, Pioneer Money Market VCT Portfolio, and Pioneer Cullen Value VCT Portfolio; and to the incorporation by reference of our reports, dated February 12, 2010, on the financial statements and financial highlights of Pioneer Bond VCT Portfolio, Pioneer Emerging Markets VCT Portfolio, Pioneer Equity Income VCT Portfolio, Pioneer Fund VCT Portfolio, Pioneer Growth Opportunities VCT Portfolio, Pioneer High Yield VCT Portfolio, Pioneer Ibbotson Growth Allocation VCT Portfolio, Pioneer Mid Cap Value VCT Portfolio, Pioneer Real Estate Shares VCT Portfolio, Pioneer Strategic Income VCT Portfolio, Pioneer Ibbotson Moderate Allocation VCT Portfolio, Pioneer Money Market VCT Portfolio, and Pioneer Cullen Value VCT Portfolio in the Annual Report to the Shareowners for the year ended December 31, 2009 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 48 to the Registration Statement (Form N-1A, No. 33-84546).


                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 23, 2010